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Exhibit 23.1 Consent of Ernst & Young LLP

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-81688 and S-8 333-32994) of McLaren Performance Technologies, Inc. and in the related Prospectuses of our report dated August 1, 2001, with respect to the consolidated financial statements of 503129 Ontario, Inc. filed as an exhibit to Form 8-K/A for the years ended September 30, 2000 and 1999.

/s/ Ernst & Young LLP

Detroit, Michigan
August 11, 2001